UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

NO SHOW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3
(Address of Principal Executive Offices)

(416) 941-9069
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2012, No Show, Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of Nevada to change the Company’s name from No Show, Inc. to EnDev Holdings Inc.; with an effective date of March 26, 2012.  A copy of the Certificate of Amendment is attached as an exhibit to this Current Report on Form 8-K.

Furthermore, on March 6, 2012, the Company filed a Certificate of Change with the Secretary of State of Nevada pursuant to which the Company effected an increase in the Company’s authorized common stock from 75,000,000 shares of common stock to 150,000,000 shares of common stock, par value $0.001 per share, and correspondingly effected an increase in the number of the Company’s issued and outstanding shares of common stock on a two for one (2:1) basis so that each shareholder would hold two shares for every one share held. The effective date of the increase to the Company’s authorized stock and forward stock split was March 26, 2012 (the “Effective Date”).  Subsequent to the “Effective Date”, shareholders of record as of the Effective Date would be entitled, but not required, to surrender their existing share certificates and to receive a share certificate for the new number of shares. A copy of the Certificate of Change is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.	Description

3.1	Certificate of Amendment of No Show, Inc. filed with the Secretary of State of Nevada on March 6, 2012 and effective as of March 26, 2012

3.2	Certificate of Change of No Show, Inc. filed with the Secretary of State of Nevada on March 6, 2012 and effective as of March 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NO SHOW, INC.

March 26, 2012

/s/ Raniero Corsini
Raniero Corsini
President, Chief Financial Officer